Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Meetinghouse Bancorp, Inc. of our report dated December 29, 2014 relating to the financial statements at and for the years ended September 30, 2014 and 2013 which appear in their Form 10-K.

/s/SHATSWELL, MacLEOD & COMPANY, P.C.
SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

December 29, 2014